                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Community Banks, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                     LOGO

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 26, 1998

TO OUR SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Community Banks, Inc. ("CBI") will be held at 9:30 a.m. on May 26, 1998 at the Radisson Penn Harris, Camp Hill, Pennsylvania, for the purpose of considering and voting upon the following matters:

    1. Election of Directors. To elect four (4) Class C Directors to serve until the 2002 Annual Meeting of Shareholders.

    2. Approval of Accountants. To approve the selection of Coopers & Lybrand, LLP, Certified Public Accountants, Harrisburg, Pennsylvania, as independent certified public accountants for CBI for the year ending December 31, 1998.

    3. 1998 Long-Term Incentive Plan. To approve the 1998 Long-Term Incentive Plan adopted by the Board of Directors and described in the accompanying Proxy Statement.

    4. Other Business. Such other business as may be properly brought before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

  Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this notice.

  IN ACCORDANCE with the statutes in such case made and PROVIDED only those holders of record of Common Stock of CBI at the close of business on April 15, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or adjournments thereof. The Stock Transfer Books of CBI will not be closed.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Patricia E. Hoch

                                          PATRICIA E. HOCH
                                          Secretary

Millersburg, Pennsylvania
April 22, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, MANAGEMENT URGES THAT YOU SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE PREPAID ENVELOPE PROVIDED. THIS PROXY WILL NOT BE USED IF YOU ARE PRESENT AND DESIRE TO VOTE IN PERSON.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE RETURN THE ENCLOSED POST CARD AT YOUR EARLIEST CONVENIENCE.

                             COMMUNITY BANKS, INC.

                               ----------------

                                PROXY STATEMENT
                                APRIL 22, 1998

                               ----------------

                              GENERAL INFORMATION

  This proxy statement (the "Proxy Statement") is furnished in connection with solicitation by the Board of Directors of Community Banks, Inc. ("CBI"), a corporation organized under the laws of the Commonwealth of Pennsylvania, of proxies to be voted at the Annual Meeting of Shareholders of CBI to be held on May 26, 1998 at 9:30 a.m. prevailing time and at any and all adjournments or postponements thereof. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of CBI on or about April 22, 1998.

  The costs of preparing, printing and mailing the Proxy and all materials used in the solicitation thereof will be borne by CBI. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of CBI personally, by telephone or by telegraph.

  CBI's executive offices are located at 150 Market Square, Millersburg, Pennsylvania, and its telephone number is (717) 692-4781. CBI's mailing address is P.O. Box 350, Millersburg, Pennsylvania 17061.

  DATE BY WHICH SECURITY HOLDER PROPOSALS MUST BE RECEIVED TO BE PRESENTED AT NEXT ANNUAL MEETING OF SHAREHOLDERS.

  Proposals of security holders of CBI intended to be presented at the next annual meeting of shareholders of CBI must be received by CBI for inclusion in CBI's proxy statement and the form of proxy relating to that meeting by November 19, 1998.

  If the date of the next annual meeting of shareholders of CBI is advanced or delayed by more than 30 days from May 26, 1999, security holders will be timely informed of the change of the annual meeting of shareholders and the date by which proposals of security holders must be received.

VOTING; REVOCATION OF PROXIES

  Each Proxy may be revoked at any time before its exercise by, among other methods, giving written notice to the Secretary of CBI. A subsequently dated Proxy will, if presented to the Secretary of CBI, revoke a prior dated Proxy. Any shareholder of CBI may attend the meeting and vote in person whether or not he has previously given a Proxy.

  The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting of Shareholders: (i) matters which the Board of Directors does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of the shareholders, if such approval does not amount to ratification of the action taken at that meeting; and (iii) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed Proxy will vote in accordance with their best judgment.

  The Board of Directors of CBI is not presently aware of any matters (other than procedural matters) which will be brought before the Annual Meeting of Shareholders which are not referred to in the Notice of Annual Meeting of Shareholders. If other business is properly brought before the Annual Meeting of Shareholders, the persons named in the Proxies will act or vote in accordance with their judgment.

VOTE REQUIRED; SHARES ENTITLED TO VOTE

  The presence in person or by proxy of the holders of a majority of the outstanding shares of CBI's Common Stock will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. At the close of business on March 31, 1998, there were 4,365,582 shares of CBI Common Stock outstanding. Each share of CBI's Common Stock outstanding on the Record Date is entitled to one vote on all matters, including the election of directors, to come before the Annual Meeting.

  Management of CBI, in the aggregate, beneficially owned 764,632 shares of the outstanding Common Stock of CBI on March 31, 1998. The Trust Department of Community Banks, N.A. ("CBNA"), held, as sole trustee, in the aggregate, 144,842 shares of CBI Common Stock, which may not be voted in the election of directors of CBI. All matters which are expected to come before the shareholders, including election of directors, approval of the 1998 Long-Term Incentive Plan, and approval of Coopers & Lybrand, LLP as independent certified public accountants for CBI for the year ending December 31, 1998, will require the affirmative vote of the holders of a majority of CBI's outstanding Common Stock represented at the meeting, if a quorum is present.

  At the Annual Meeting, the Judges of Election will manually tabulate all votes which are cast in person or by proxy. Those Shareholders wishing to vote in person will be provided ballots with which to vote.

  Voting is an important right of Shareholders. If a Shareholder abstains or otherwise fails to cast a vote on any matter brought before the Shareholders, the Pennsylvania Business Corporation Law provides that notwithstanding any intention to the contrary, the abstention or failure is not a vote and will not be counted. This is true of broker non-votes as well as non-votes by other Shareholders.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  Certain documents previously filed by CBI with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement as follows:

    (1) the Annual Report on Form 10-K for the year ended December 31, 1997.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. All information appearing in this Proxy Statement should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                            PURPOSES OF THE MEETING

  The Annual Meeting of Shareholders will be held for the following purposes:

    1. To elect four (4) Class C Directors to serve until the 2002 Annual Meeting of Shareholders;

    2. To approve the selection of Coopers & Lybrand, LLP, Certified Public Accountants, Harrisburg, Pennsylvania, as independent certified public accountants for CBI for the year ending December 31, 1998;

    3. To approve the 1998 Long-Term Incentive Plan; and

    4. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

                         ELECTION OF DIRECTORS OF CBI

  The Bylaws of CBI provide that the Board of Directors may, from time to time, fix the number of directors. The number of directors that shall constitute the whole Board of Directors shall be not less than 5 nor more than
25. The Bylaws of CBI also provide that the Board of Directors shall be classified into four (4) classes as nearly equal in number as possible, each class to be elected for a term of four (4) years. Each class shall be elected in a separate election. At each annual meeting of shareholders, successors to the class of directors whose term is expiring shall be elected to hold office for a term of four (4) years so that the term of office of one class of directors expires in each year. On March 31, 1998 the merger of The Peoples State Bank ("PSB"), East Berlin, Pennsylvania, with and into PSB Interim Bank, a wholly owned banking subsidiary of CBI, was consummated (the "PSB Merger"). On the effective date of the PSB Merger, the Board of Directors of CBI appointed four (4) former members of the Board of Directors of PSB to the Board of Directors of CBI. Harry B. Nell was appointed to serve as a Class A Director until the 2000 Annual Meeting of CBI shareholders; Eddie L. Dunklebarger was appointed to serve as a Class B Director until the 2001 Annual Meeting of CBI shareholders; Earl L. Mummert was appointed to serve as a Class C Director until the 1998 Annual Meeting of CBI shareholders; and Wayne H. Mummert was appointed to serve as a Class D Director until the 1999 Annual Meeting of CBI shareholders.

  Nomination for elections to the Board of Directors may be made by the Board of Directors or by any holder of the Common Stock of CBI entitled to vote at the election of directors. Nominations, other than those made by or in behalf of the existing management of CBI, shall be made in writing and shall be delivered or mailed to the Secretary of CBI not less than 45 days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee;
(b) the age of each proposed nominee; (c) the principal occupation of each proposed nominee; (d) the number of shares of CBI owned by each proposed nominee; (e) total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; (f) the name and residence address of the notifying shareholder; and (g) the number of shares of CBI owned by the notifying shareholder. Any nomination for director not made in accordance with the above procedure shall be disregarded by the chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election.

  It is the intention of persons named in the Proxy to vote for the election of the four individuals listed as Class C Directors to serve until the 2002 Annual Meeting of Shareholders.

  In absence of instructions to the contrary, proxies will be voted in favor of the election of the management's nominees. In the event any nominee should become unavailable, it is intended that the proxies will be voted for such substitute nominee as may be nominated by management. Management has no present knowledge that any of the nominees will be unavailable to serve.

  Each nominee is currently a director of CBI. Kenneth L. Deibler, Allen Shaffer, and Ernest L. Lowe are also directors of CBNA. Earl L. Mummert is a director of PSB.

  The following table sets forth the name and age of all directors, including nominees for director of CBI, as well as the director's business experience, including principal occupation for the past five years, the period during which he has served as a director of CBI or CBNA (predecessor of CBI), and the number and percentage of outstanding shares of Common Stock of CBI beneficially owned by said director as of March 31, 1998.

                                DIRECTORS OF CBI

                           BUSINESS EXPERIENCE,            AMOUNT AND  PERCENTAGE
                           INCLUDING PRINCIPAL             NATURE OF       OF
                            OCCUPATION FOR THE   DIRECTOR  BENEFICIAL  OUTSTANDING
NAME AND AGE                 PAST FIVE YEARS     SINCE(1) OWNERSHIP(2) STOCK OWNED
------------               --------------------  -------- ------------ -----------
CLASS C DIRECTORS:
To be elected for a four
 year term ending in
 2002:
Kenneth L. Deibler......  Self-Employed            1966      23,035(3)     .53 %
 Age 75                   Insurance Broker,
                          Elizabethville, PA
Allen Shaffer...........  Attorney-at-Law,         1961      28,425(4)     .65 %
 Age 72                   Millersburg and
                          Harrisburg, PA
Ernest L. Lowe..........  Chairman--CBI            1990      22,426(5)     .51 %
 Age 61                   President/CEO--
                          Community Banks, N.A.
Earl L. Mummert.........  Consulting Actuary       1998      24,667(6)     .56 %
 Age 53                   Conrad M. Siegel,
                          Inc.
                          Harrisburg, PA
CLASS B DIRECTORS:
To continue in office
 until 2001:
Ray N. Leidich..........  Retired Dentist,         1985      44,984(7)    1.03 %
 Age 69                   Tremont, PA
Thomas W. Long..........  Owner, Millersburg       1981       6,196        .14 %
 Age 68                   Hardware Co.,
                          Millersburg, PA
Donald L. Miller........  President, Miller        1981      58,669       1.34 %
 Age 68                   Bros. Dairy,
                          Millersburg, PA
Samuel E. Cooper........  Retired                  1992       1,354        .03 %
 Age 64                   Superintendent,
                          Warrior Run School
                          District
Eddie L. Dunklebarger...  President/CEO            1998      60,199(8)    1.37 %
 Age 44                   CBI and PSB
                          Prior to March 31,
                          1998--President/CEO
                          of PSB
CLASS A DIRECTORS:
To continue in office to
 2000:
Thomas L. Miller........  Retired Chairman and     1966      32,337(9)     .74 %
 Age 65                   CEO of CBI, and
                          Retired President and
                          CEO of CBNA
James A. Ulsh ..........  Attorney-at-Law,         1977       9,722         .22%
 Age 51                   Mette, Evans &
                          Woodside, Harrisburg,
                          PA

                           BUSINESS EXPERIENCE,            AMOUNT AND    PERCENTAGE
                           INCLUDING PRINCIPAL             NATURE OF         OF
                            OCCUPATION FOR THE   DIRECTOR  BENEFICIAL    OUTSTANDING
NAME AND AGE                 PAST FIVE YEARS     SINCE(1) OWNERSHIP(2)   STOCK OWNED
------------               --------------------  -------- ------------   -----------
Ronald E. Boyer.........  President, Alvord-       1981      14,063(10)       .32%
 Age 60                   Polk Tool Company
                          (manufacture of
                          cutting tools),
                          Millersburg, PA
Peter DeSoto............  CEO, J.T. Walker         1981      28,116           .64%
 Age 58                   Industries,
                          (manufacture of metal
                          products),
                          Elizabethville, PA
Harry B. Nell...........  Retired Merchant         1998      23,054(11)       .53%
 Age 71
CLASS D DIRECTORS:
To continue in office to
 1999:
Leon E. Kocher..........  Chairman of the          1963      18,138           .42%
 Age 85                   Board, Kocher
                          Enterprises
Robert W. Rissinger.....  Secretary/Treasurer      1968     161,334(12)      3.70%
 Age 71                   Alvord Polk Inc
                          Engle Rissinger Auto
                          Group
William C. Troutman.....  President,               1968      97,091(13)      2.22%
 Age 82                   The W.C. Troutman Co.
                          (auto dealership)
                          Millersburg, PA
Susan K. Nenstiel.......  Associate Director of    1996         138        .00003%
 Age 46                   Development Lutheran
                          Welfare Services
                          Hazleton, PA
Wayne H. Mummert........  Retired U.S. Postal      1998      52,324(14)      1.18%
 Age 64                   Service/Farmer

--------
 (1) Includes service as a director of CBNA (formerly Upper Dauphin National
     Bank), a wholly-owned subsidiary of CBI, prior to 1983 and service as a director of CBI after 1983.

 (2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 31, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

 (3) Includes 1,834 shares owned by Mr. Deibler's grandchildren.

 (4) Includes 4,847 shares owned by Mr. Shaffer's Retirement account.

 (5) Includes 119 shares owned by Mr. Lowe's spouse, Barbara Lowe and 14 shares owned by Mr. Lowe's son, and also includes Incentive Stock Options to acquire 18,800 shares.

 (6) Includes 9,032 shares held by Mr. Mummert's IRA, and options to acquire 1,335 shares.

 (7) Includes 22,492 shares owned by Dr. Leidich's wife, Dolores Leidich.

 (8) Includes 5,538 shares owned by Mr. Dunklebarger's children, 197 shares owned by Mr. Dunklebarger's wife, Connie, 4,206 shares held in Mr. Dunklebarger's 401k, 529 shares held in Mr. Dunklebarger's ESOP, and options to acquire 30,286 shares.

 (9) Includes incentive stock options to acquire 9,733 shares.

(10) Includes 4,132 shares owned by Alvord-Polk Tool Co., Inc., the stock of which is held 50% by Robert W. Rissinger and 50% by Ronald E. Boyer, and 162 shares owned by Mr. Boyer's spouse, Judith Boyer, and her mother.

(11) Includes 518 shares owned by Mr. Nell's wife, Helen M. Nell, and also includes options to acquire 1,335 shares.

(12) Includes 4,132 shares owned by Alvord-Polk Tool Co., Inc., the stock of which is held 50% by Robert W. Rissinger and 50% by Ronald E. Boyer. Also includes 9,207 shares owned by Engle Rissinger Auto Group, Inc., 28,887 shares owned by Mr. Rissinger's spouse, Shirley Rissinger, 7,052 shares owned by Engle Rissinger Auto Group, Inc. Profit Sharing Plan (R. Ibberson and H. Engle, Co-Trustees), and 59,156 shares held by Mr. Rissinger's IRA.

(13) Includes 21,601 shares owned by Mr. Troutman's spouse, Dorothy Troutman, and 6,115 shares owned by W. C. Troutman Co.

(14) Includes 11,220 shares held by Mr. Mummert's wife, Shirley, and options to acquire 1,335 shares.

  None of the directors or nominee directors are directors of other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

  The following is all shares owned beneficially by all directors and executive officers of CBI as a group:

                                         AMOUNT AND NATURE OF
                                       BENEFICIAL OWNERSHIP(1)
                                       ------------------------
     TITLE OF CLASS                      DIRECT      INDIRECT   PERCENT OF CLASS
     --------------                    ----------- ------------ ----------------
     Common...........................     648,900     115,732       17.07%

--------
(1) See footnote 2 on page 5.

                               MANAGEMENT OF CBI

EXECUTIVE OFFICERS

  The following table sets forth the executive officers of CBI (as determined in accordance with the rules and regulations of the Securities and Exchange Commission), their ages, their positions with CBI and the beneficial ownership of Common Stock of CBI by each of such persons. Share information is stated as of March 31, 1998.

                           EXECUTIVE OFFICERS OF CBI

                                                        AMOUNT AND  PERCENTAGE
                                                        NATURE OF       OF
                                                        BENEFICIAL  OUTSTANDING
NAME AND AGE                           TITLE           OWNERSHIP(1)    STOCK
------------                           -----           ------------ -----------
Eddie L. Dunklebarger........ President and Chief         60,199       1.37%
 Age 44                       Executive Officer
Ernest L. Lowe............... Chairman                    22,426        .51%
 Age 61
Robert W. Lawley............. Executive Vice-President     7,879        .18%
 Age 43
Terry L. Burrows............. Executive Vice-President    13,257        .30%
 Age 49                       and Chief Financial
                              Officer
Anthony N. Leo............... Executive Vice-President    19,847        .45%
 Age 37
Jeffrey M. Siebert........... Executive Vice-President    21,509        .49%
 Age 38

--------
(1)Includes currently exercisable Options to acquire shares of CBI.

          BOARD EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  CBI does not have a Compensation Committee. The Board of Directors has delegated to the Executive Committee initial review and recommendations for executive compensation. Recommendations of the Executive Committee are reviewed and ratified by the full Board of Directors.

  On December 31, 1997 members of the Executive Committee were Robert W. Rissinger, William C. Troutman, Peter DeSoto, Allen Shaffer, James A. Ulsh and Donald L. Miller. None of these committee members have been officers or employees of CBI or any of its subsidiaries at any time. Allen Shaffer is an attorney practicing in Harrisburg and Millersburg, Pennsylvania, who has been retained in the last fiscal year by CBI and who CBI proposes to retain in the current fiscal year. James A. Ulsh is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which CBI has retained in the last fiscal year and proposes to retain in the current fiscal year.

  The CBI Executive Committee adopted an Executive Compensation Policy which sets forth the following goals to be achieved in determining compensation of the executive officers of CBI, CBNA and PSB: (i) integrate compensation with CBI, CBNA and PSB annual and long-term performance goals; (ii) reward above average performance; (iii) recognize individual initiative and achievements;
(iv) attract and retain qualified executives; (v) be consistent with compensation packages offered by other similarly situated bank holding companies and banks; and (vi) encourage stock ownership by executive officers.

  In order to achieve the goals set forth in the Executive Compensation Policy, a variety of criteria in evaluating and establishing compensation are to be considered. The Executive Committee has identified the SNL Securities Bank Performance Report and the SNL Executive Compensation Review for Commercial Banks as appropriate sources of comparative information in evaluating executive compensation.

  The Executive Committee recognizes that compensation, particularly for the Chief Executive Officer and other executive officers, can best be accomplished through a combination of techniques, including salary, the CBI Bonus Plan, the Long-Term Incentive Plan, and the provision of appropriate fringe benefits.

CBI BONUS PLAN

  CBI has adopted the CBI Bonus Plan for the Chief Executive Officer and other officers of CBI and CBNA. Pursuant to this plan, a certain percentage of net income, before security gains and losses, of the amount in excess of one percent of the return on average assets for the year, is placed in a bonus pool. The percentage of 1996 net income placed in the bonus pool was 15%, and bonuses based on 1996 net income were paid in 1997. From this pool, between 20% and 25% (25% in 1996) is allocated to bonuses for staff officers. The remainder of the pool is distributed to the Chief Executive Officer and the other executive officers of the bank. The percentage distributable to the Chief Executive Officer and the other officers is reviewed on an annual basis and adjusted as deemed appropriate. In 1997, Thomas L. Miller, then the Chief Executive Officer, received 26% of the 1996 Net Bonus Pool remaining after staff officers' bonuses were deducted, and Ernest L. Lowe, then the President, received 15.25%. The Executive Committee delegated to the Chief Executive Officer the distribution of the staff officers' bonuses and the remainder of the Net Bonus Pool to executive officers.

LONG-TERM INCENTIVE PLAN

  In 1988, CBI adopted a Long-Term Incentive Plan which authorizes the issuance of incentive stock options, stock appreciation rights, and non-qualified stock options. The Executive Committee believes that stock ownership by management is beneficial in aligning management's interests with the interests of the shareholders in enhancing and increasing the value of CBI common stock. The Executive Committee considers the same criteria in awarding stock options that it considers in making other compensation decisions. These criteria are outlined above.

EMPLOYMENT AGREEMENTS

  CBI and CBNA have entered into employment agreements with David E. Hawley, Terry L. Burrows, Robert W. Lawley, Lewis Bogle and Ronald E. Bednar. The agreements generally provide that if one of these employee's employment with CBI or CBNA is terminated pursuant to a change in control or ownership, as defined in the agreement, the employee shall receive severance compensation equal to two times the employee's gross salary for the calendar year preceding the date of the employee's termination of employment. This severance compensation shall be paid in cash within thirty (30) days from the date on which the employee ceases to be employed by the Company. The benefits provided under these agreements are unfunded and will be paid out of the general assets of CBI or CBNA at such times as the benefits become payable.

  As of March 31, 1998, the effective date of the PSB Merger, CBI's/PSB's employment agreements with Eddie L. Dunklebarger, Jeffrey M. Siebert, and Anthony N. Leo became effective. The employment agreements with Mr. Leo and Mr. Siebert generally provide that they are employed for rolling terms of two
(2) years, each commencing on the effective date of the PSB Merger. On each anniversary date of the effective date of the PSB Merger, the term of the employment agreements automatically renews and is extended for an additional one-year period unless either party shall have provided the other party with notice of intent not to renew within sixty (60) days prior to such anniversary date. The employment agreements also provide that in the event of termination of employment subsequent to a change in control, as defined in the employment agreement, the employee may elect to receive in a single payment an amount equal to salary to which the employee would be entitled to be paid between the date of termination and the end of the then term of the employment agreement.

  Mr. Dunklebarger, pursuant to his employment agreement, is employed for a period of five (5) years from the effective date of the PSB Merger. Upon the expiration of the third year of the initial five-year term, and upon the expiration of each additional year of employment, Mr. Dunklebarger's employment automatically extends for an additional year (resulting in successive three-year terms) unless, no later than ninety (90) days prior to the expiration date, either the Board of Directors of CBI or Mr. Dunklebarger gives written notification to the other of its/his intent not to renew the employment agreement.

  The terms and conditions of Messrs. Dunklebarger, Siebert, and Leo's employment agreements are more fully described in the Registration Statement filed by CBI with the Securities and Exchange Commission on December 22, 1997, and the Joint Proxy Statement/Prospectus related thereto, in connection with the PSB Merger.

  CBI has also entered into an employment agreement with Ernest L. Lowe, which is effective March 31, 1998. Mr. Lowe will serve as the Chairman of the Board of Directors of CBI, and as Chairman, President and Chief Executive Officer of CBNA. Mr. Lowe is employed for a period of three (3) years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the employment agreements automatically renews and is extended for an additional one-year period unless either party shall have provided the other party with notice of intent not to renew within sixty (60) days prior to such anniversary date.

  Pursuant to his employment agreement, Mr. Lowe will receive an annual salary of $190,000. For a period of two (2) years (commencing with calendar year
1998), Mr. Lowe will be paid a bonus equal to the greater of (i) $50,000, or
(ii) any bonus to which he would be entitled to as a participant in CBI's existent executive bonus program. After this two-year period, Mr. Lowe will participate in CBI's existent executive bonus program. Additionally, Mr. Lowe will be entitled to participate in or receive benefits under all CBI employment benefit plans, including the right to receive options for at least 6,000 shares of CBI Common Stock, per year, under CBI's existing stock option plan. Mr. Lowe will also be entitled to other benefits and perquisites as CBI's Board of Directors deems appropriate.

EXECUTIVE COMPENSATION

  In determining the compensation of executive officers for 1998, the Executive Committee first considered 1996 data from SNL Executive Compensation Review, comparing CBI's Chief Executive Officer's compensation to a group of 20 bank holding companies with assets between $300,000,000 and $600,000,000 headquartered in Pennsylvania. During 1996 the report showed that CBI was ranked 4th out of 20 in asset size, and 6th in return on assets. However, its Chief Executive Officer's salary was ranked 17th out of 20. The SNL report also compared CBI's performance with other bank holding companies in this peer group and showed that CBI had a 1.40% return on average assets versus the peer group's average of 1.36%, and a 12.08% return on average equity versus the peer group's return on average equity of 13.29%. The Executive Committee considers peer group information to be a significant factor in determining executive compensation in order to offer competitive salaries to attract and retain qualified executive officers.

  The Executive Committee also considered the 1997 performance of CBI's common stock on the American Stock Exchange. The per share market value of CBI common stock increased from $27.30 (adjusted for the January, 1997 stock dividend) at year end 1996 to $42.00 at year end 1997, a 54% increase in per share market value.

  For 1997, Thomas L. Miller's annual salary was $215,000. He was also a participant in the CBI Long Term Incentive Plan and CBI Bonus Plan. Mr. Miller's 1997 Bonus, based on 1996 performance, was $50,967. His 1997 bonus, based on 1997 performance, was $63,842. In addition Mr. Miller was awarded Incentive Stock Options to purchase 7,500 shares of CBI Common Stock at an exercise price of $41.125 per share. This option, granted in 1997, was based on 1997 performance.

  Effective December 31, 1997, Mr. Miller retired as Chairman and Chief Executive Officer of CBI and CBNA. Effective January 1, 1998, the Board of Directors of CBI appointed Ernest L. Lowe as Chairman,

President and Chief Executive Officer of CBI and CBNA. As of the effective date of the PSB Merger, Eddie L. Dunklebarger was appointed President and Chief Executive Officer of CBI and PSB, and Ernest L. Lowe became Chairman of the Board of Directors of CBI, and continued as Chairman, President and Chief Executive Officer of CBNA.

  With respect to Ernest L. Lowe, the Executive Committee considered Mr. Lowe's significant contribution to the strong performance of CBI and CBNA during 1997. The Executive Committee also considered the increased responsibility assumed by Mr. Lowe during his tenure as Chairman, President and Chief Executive Officer of CBI and CBNA, as well as his current roles as
(i) Chairman of CBI, and (ii) Chairman, President and Chief Executive Officer of CBNA. Based on these considerations, Mr. Lowe's salary was increased to $190,000 for 1998.

  With respect to the compensation of executive officers other than the Chief Executive Officer, the Executive Committee considered information provided by the Chief Executive Officer as to each executive officer's level of individual performance, contribution to the consolidated organization and salary history. The compensation recommendations of the Executive Committee were based on its overall subjective assessment of the value of the services provided by each executive officer after considering the earnings of the corporation on a consolidated basis, peer group compensation information, and individual performance factors.

  This report is given over the signatures of the Executive Committee, consisting of Robert W. Rissinger, Peter DeSoto, Allen Shaffer, James A. Ulsh, Donald L. Miller, and William C. Troutman.

STOCK PERFORMANCE GRAPH

  The following graph sets forth the yearly percentage change in CBI's cumulative total shareholder return on its Common Stock from December 31, 1992 to December 31, 1997. This percentage change is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period measured, assuming dividend reinvestment and (B) the difference between CBI's share price at December 31, 1997 and December 31, 1992 by (ii) the share price as of December 31, 1992. This result, on the following performance graph, is compared with cumulative total return of the AMEX Stock Market (US Companies) and a self-determined peer group of the bank stocks listed below:


                       [Performance Graph Appears Here]

CASH COMPENSATION

  The following Summary Compensation Table sets forth the executive officers of CBI (as defined in applicable securities regulations), the annual salary and bonus of those officers for the preceding three years, and certain information concerning stock option awards to these officers pursuant to the CBI Long-Term Incentive Plan:

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMPENSATION
                                                             ------------------------------
                                   ANNUAL COMPENSATION             AWARDS         PAYOUTS
                              ------------------------------ ------------------- ----------
                                                     OTHER
                                                    ANNUAL   RESTRICTED                     ALL OTHER
                                                    COMPEN-    STOCK    OPTIONS/    LTIP     COMPEN-
   NAME AND PRINCIPAL                              SATION(1) AWARDS(2)  SARS(3)  PAYOUTS(4)  SATION
        POSITION         YEAR SALARY ($) BONUS ($)    ($)       ($)       (#)       ($)        ($)
   ------------------    ---- ---------- --------- --------- ---------- -------- ---------- ---------
Thomas L. Miller........ 1997  215,000    50,967      --        --        7,500     --       236,901(5)
 Chairman and CEO        1996  190,000    41,420      --        --        6,000     --        36,000
                         1995  176,000    33,079      --        --       12,101     --        35,264
Ernest L. Lowe.......... 1997  146,000    29,894      --        --        2,500     --         3,000(6)
 President & COO         1996  134,000    24,295      --        --        2,500     --         2,400
                         1995  123,000    19,084      --        --        4,950     --         2,400
Robert W. Lawley........ 1997   93,000    24,013      --        --        1,500     --           --
 Executive Vice-         1996   86,000    19,515      --        --        1,500     --           --
 President & CLO         1995   79,000    15,299      --        --        3,080     --           --
Terry L. Burrows........ 1997   84,300    21,803      --        --        1,500     --           --
 Executive Vice-         1996   78,100    17,922      --        --        1,500     --           --
 President & CFO         1995   72,000    14,136      --        --        3,080     --           --

--------
(1) The aggregate of personal benefits provided by CBI and its subsidiaries for any executive officer, individually or all executive officers as a group did not exceed the lesser of (i) $50,000 or (ii) 10% of the salary and bonus of the officer for any of the years referenced. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.
(2) CBI has not issued any Restricted Stock Awards to any executive officer.
(3) In 1995, 1996, and 1997, Mr. Miller, Mr. Lowe, Mr. Lawley and Mr. Burrows each were awarded Stock Options to acquire the number of shares disclosed in the Summary Compensation Table. These options, granted pursuant to the CBI Long-Term Incentive Plan, are discussed in greater detail below. See "Stock Options".
(4) CBI does not maintain any Long-Term Incentive Plan as defined in the applicable Securities and Exchange Commission Regulations, and consequently has made no payouts pursuant to any such plan.
(5) Includes $5,400 in fees for service as a director of CBNA and CBI in 1997, $4,800 for service as a director of CBI and CBNA in 1996, and $4,800 for service as a director of CBI and CBNA in 1995. Also includes the amount accrued as an expense by CBI in 1996 and 1997 in connection with Mr. Miller's Supplemental Pension Benefits. See "Supplemental Pension Benefits Agreement/Thomas L. Miller."
(6) Includes $3,000 in fees for service as a director of CBI in 1997, $2,400 in fees for service as a director in 1996, and $2,400 in fees for service as a director in 1995.

STOCK OPTIONS

  In 1988, the shareholders of CBI adopted the CBI Long-Term Incentive Plan. This Plan authorizes the issuance of Awards to key officers of CBI. Awards may be made in the form of Incentive Stock Options (ISOS), Nonqualified Stock Options (NQSOs) and Stock Appreciation Rights (SARs). The 1988 Long-Term Incentive Plan expires in 1998. CBI's Board of Directors has unanimously approved the 1998 Long-Term Incentive Plan, which is described more fully below in this Proxy Statement, and is attached hereto as Appendix "A". See "-- APPROVAL OF THE 1998 LONG-TERM INCENTIVE PLAN", and APPENDIX "A."

INCENTIVE STOCK OPTIONS

  The Internal Revenue Code requires all ISOs to be granted at a price not less than 100% of the fair market value of CBI Common Stock on the date the ISO is granted. ISOs are not transferable, except upon death by will or descent and distribution, and may not have a term of exercise in excess of ten years. In addition, no ISO may be exercised for a period of at least six months after the ISO is granted.

  In December, 1997, Thomas L. Miller was granted 3,683 ISOs.

  The Plan requires adjustment of the options as appropriate to reflect changes in the number of outstanding shares caused, among other events, by the declaration and payment of a stock dividend. Consequently, the option price of and number of shares subject to all ISOs granted has been adjusted each time a stock dividend has been declared and paid.

NONQUALIFIED STOCK OPTIONS (NQSO)

  NQSOs may or may not have a vesting schedule, depending on the terms of the grant as determined by the Committee administering the Plan. Although tax treatment of ISOs and NQSOs may differ, the Plan imposes the same general conditions and restrictions on NQSOs as it does on ISOs. These are generally described above. In December, 1997, Thomas L. Miller was awarded 3,817 NQSOs.

  To date, all NQSOs granted have carried an option price equal to the fair market value of CBI Common Stock on the date the NQSO was granted.

STOCK OPTION GRANTS

  The following table sets forth, for each executive officer, the number of ISOs and NQSOs (collectively "Options") granted in 1997, the percentage the Options awarded to the executive officer bears to total Options granted to all key employees during the years, the option price, the expiration of the option, and the potential realizable value of the Options assuming certain rates of stock appreciation:

                              STOCK OPTION GRANTS
                              IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                         ------------------------------------------
                                                                            POTENTIAL
                         NUMBER OF  % OF TOTAL                         REALIZABLE VALUE AT
                         SECURITIES  OPTIONS/                       ASSUMED ANNUAL ALTERNATIVE
                         UNDERLYING    SARS                            RATES OF STOCK PRICE
                          OPTIONS/  GRANTED TO EXERCISE                    APPRECIATION
                            SARS    EMPLOYEES   OR BASE                  FOR OPTION TERM
                          GRANTED   IN FISCAL    PRICE   EXPIRATION --------------------------
  NAME                      (#)        YEAR    ($/SH)(1)    DATE     5% ($)(2)    10% ($)(2)
  ----                   ---------- ---------- --------- ---------- --------------------------
Thomas L. Miller........   7,500      24.08%    $41.125   12-19-07  $     193,972 $     491,568
Ernest L. Lowe..........   2,500       8.03%    $41.125   12-19-07  $      64,657 $     163,856
Robert W. Lawley........   1,500       4.82%    $41.125   12-19-07  $      38,794 $      98,313
Terry L. Burrows........   1,500       4.82%    $41.125   12-19-07  $      38,794 $      98,313

--------
(1) ISOs and NQSOs were granted in December, 1997, each with an exercise price of $41.125 per share. The option prices in all events reflected the fair market value of CBI Common Stock on the date of the grant. The Options granted in December 1997 were for calendar year 1997.
(2) Applicable Securities and Exchange Regulations require disclosure of the potential appreciation in Options granted to executive officers, assuming annualized rates of stock price appreciation of 5% and 10% over the term of the Option, with appreciation to be determined as of the expiration date of the Option. The figures disclosed above assume such rates of appreciation on an annual basis, with annual compounding of the appreciation rate, beginning with the original option price of $41.125 per share.

STOCK OPTION EXERCISES

  The following table sets forth all Options exercised by each executive officer of CBI during 1997, the number of shares acquired on exercise, the value realized by the executive officer upon exercise, the number of exercisable and un-exercisable Options outstanding for each executive officer as of December 31, 1997, and the value of those Options as of December 31, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                          VALUE OF
                                                      NUMBER OF         UNEXERCISED
                                                     UNEXERCISED        IN-THE-MONEY
                                                   OPTIONS/SARS AT    OPTIONS/SARS AT
                            SHARES                    FY-END (#)         FY-END ($)
                         ACQUIRED ON     VALUE       EXERCISABLE/       EXERCISABLE/
  NAME                   EXERCISE (#) REALIZED ($) UNEXERCISABLE(1) UNEXERCISABLE(1),(2)
  ----                   ------------ ------------ ---------------- --------------------
Thomas L. Miller........    22,041     550,183.21    7,807/15,935      95,597/108,268
Ernest L. Lowe..........       664       9,820.56    20,362/5,983      387,334/44,637
Robert W. Lawley........     1,513      20,729.26     6,728/5,784      122,823/54,972
Terry L. Burrows........     4,602      87,872.39       662/5,783        8,066/54,954

--------
(1) All Options granted through December 31, 1997 are reported. Exercisable Options are fully vested. Options to vest in the future are reported as unexercisable.
(2) The dollar values set forth above were calculated by determining the difference between the closing trading price of CBI Common Stock at December 31, 1997, which was $42.00 per share, and the option price of each Option as of December 31, 1997.

PENSION PLAN

  CBI and its subsidiaries maintain a pension plan for their employees. An employee becomes a participant in the pension plan on January 1 or July 1 after completion of one year of service (12 continuous months) and attainment of the age of 21 years. The cost of the pension is actuarially determined and paid by the CBI subsidiary with whom the employee is employed. The amount of monthly pension is equal to 1.15% of average monthly pay up to $650, plus .60% of average monthly pay in excess of $650, multiplied by the number of years of service completed by an employee. The years of service for the additional portion are limited to a maximum of 37. Average monthly pay is based upon the 5 consecutive plan years of highest pay preceding retirement. The maximum amount of annual compensation used in determining retirement benefits is $160,000. A participant is eligible for early retirement after attainment of the age of 60 years and the completion of five years of service. The early retirement benefit is the actuarial equivalent of the pension accrued to the date of early retirement. As of December 31, 1997, Thomas L. Miller has been credited with 39 years of service. Additionally, the following officers have been credited with the following years of service: Ernest L. Lowe--13 years of service, Robert W. Lawley--22 years of service, and Terry L. Burrows--24 years of service.

  The amount shown on the following table assumes an annual retirement benefit for an employee who chose a straight life annuity and who will retire at the age of 65 years.

                              PENSION PLAN TABLE

                                                YEARS OF SERVICE
                                ------------------------------------------------
REMUNERATION                      15      20      25      30      35       40
------------                    ------- ------- ------- ------- ------- --------
35,000......................... $ 8,486 $11,314 $14,143 $16,971 $19,800 $ 22,138
55,000......................... $13,736 $18,314 $22,893 $27,471 $32,050 $ 35,778
75,000......................... $18,986 $25,314 $31,643 $37,971 $44,300 $ 49,418
95,000......................... $24,236 $32,314 $40,393 $48,471 $56,550 $ 63,058
115,000........................ $29,486 $39,314 $49,143 $58,971 $68,800 $ 76,698
135,000........................ $34,736 $46,314 $57,893 $69,471 $81,050 $ 90,338
150,000........................ $38,673 $51,564 $64,455 $77,346 $90,237 $100,568
175,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388
200,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388
225,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388
250,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388
275,000........................ $41,298 $55,064 $68,830 $82,596 $96,362 $107,388

SUPPLEMENTAL PENSION BENEFITS AGREEMENT/THOMAS L. MILLER

  On December 23, 1997, CBNA and Thomas L. Miller entered into the Amended and Restated Community Banks, N.A. Supplemental Pension Benefits Agreement. The agreement provides a benefit to Mr. Miller upon his retirement equal to the sum of $42,500 per annum. The agreement is generally designed to supplement the pension benefit payable to Mr. Miller under the CBI Pension Plan which has been limited by the application of certain provisions of the Internal Revenue Code, reducing the pension otherwise payable to Mr. Miller under the pension formula set forth in the Plan. The agreement is non-qualified and a non-funded contractual obligation of CBI, which has recognized for accounting purposes the appropriate present value accrual of the pension through December 31, 1997.

COMMUNITY BANKS, N.A. EXECUTIVE SURVIVOR INCOME AGREEMENTS

  On June 1, 1994, Community Banks, N.A. entered into Survivor Income Agreements with Thomas L. Miller, Robert W. Lawley, Ernest L. Lowe, Terry L. Burrows, Lewis C. Bogle, and David E. Hawley. In these Agreements, CBNA promised to pay to each executive employee's designated beneficiary a survivor income benefit. The survivor's income benefit is payable only if the executive employee dies before terminating employment with CBNA and only to the extent that CBNA owns life insurance policies on the executive employee's life at the time of his or her death. The base death benefit is equal to the lesser of (i) three times the executive employee's base salary as established by the Board of Directors for the calendar year in which the executive's death occurs, or
(ii) the amount of life insurance proceeds received by CBNA due to the executive's death. The base death benefit, however, will be increased by an amount equal to the death benefit multiplied by CBI's projected highest marginal federal income tax rate for the year in which the executive's death occurs. The survivor's income benefit will be paid in a lump sum within 60 days after the executive employee's death. These Agreements are funded by life insurance policies on each executive employee's life. The life insurance policies are owned by CBNA, and are in lieu of each executive employee's participation in CBNA's group life insurance plan. A split dollar insurance agreement goes into effect after the executive employee attains the age of 65 provided he has completed ten (10) years of service. Pursuant to the terms of the split dollar agreement the executive employee has the right to designate the beneficiary of the death proceeds of the policy to the extent the proceeds exceed the cash surrender value of the policy on the date before the executive employee's death.

DIRECTORS' COMPENSATION

  In 1997, each director of CBI was paid a quarterly fee of $750, plus each outside director received a fee of $250 for each Board meeting attended. Each director who was not an executive officer also received $250 for each Committee meeting attended.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  In 1997, to the knowledge of CBI, all Executive Officers and directors timely filed all reports with the Securities Exchange Commission.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

  During 1997, CBNA has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of CBI and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Such loans do not involve, in the opinion of management, more than the normal risk of collectibility or other unfavorable features.

  Allen Shaffer, a director of CBI, is an attorney practicing in Harrisburg and Millersburg, Pennsylvania, who has been retained in the last fiscal year by CBI and who CBI proposes to retain in the current fiscal year. James A. Ulsh, a director of CBI, is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which CBI has retained in the last fiscal year and proposes to retain in the current fiscal year. Thomas J. Carlyon, a director of CBNA, is a partner in the law firm of Carlyon & McNelis, Hazleton, Pennsylvania, which CBI has retained in the last fiscal year and proposes to retain in the current fiscal year.

COMMITTEES OF THE BOARD OF DIRECTORS OF CBI

  The Board of Directors of CBI has established three (3) committees of the
Board: the Executive Committee, the Dividend Reinvestment Committee, and the Audit Committee. CBI does not have a nomination committee but provides for the nomination of directors as described under "ELECTION OF DIRECTORS OF CBI."

  The total number of CBI's Board of Directors' meetings during 1997 was four
(4) and no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served, except Thomas Long who attended 50% of such meetings.

AUDIT COMMITTEE

  Members of the Audit Committee are Kenneth L. Deibler, Samuel E. Cooper, Ronald Boyer, Ray N. Leidich, Leon E. Kocher and Susan K. Nenstiel. The Committee met twice during 1997. The Audit Committee supervises and recommends to the Board of Directors all changes in audit procedures, recommends to the Board the hiring of the outside auditors, reviews the complete audit of the books and financial statements of CBI and its subsidiaries, and upon receipt and review of the internal auditor's report and certified public accountants' audit report, the Committee brings to the Board of Directors its recommendations concerning the audit. The Committee also reviews the examination reports by the Comptroller of the Currency and reviews all insurance of CBI and its subsidiaries on an annual basis.

EXECUTIVE COMMITTEE

  During 1997 members of the Executive Committee were Robert W. Rissinger, William C. Troutman, Peter DeSoto, Allen Shaffer, James A. Ulsh and Donald L. Miller. The Committee met 4 times during 1997. The Committee meets when called by the Chairman and acts for the Board of Directors. It reviews salaries and remuneration, policies, and other items that would come before the Board of Directors of CBI.

                 APPROVAL OF THE 1998 LONG-TERM INCENTIVE PLAN

GENERAL INFORMATION

  On April 14, 1998 the Board of Directors of CBI unanimously approved and adopted the 1998 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and create ownership of CBI's common stock and to provide long-term incentives to key employees of CBI, CBNA, PSB & CBI's other subsidiaries. In the opinion of the Board of Directors, the Plan promotes the best interests of CBI by allowing CBI to attract and retain qualified employees who will contribute to its success.

  A copy of the Plan is attached to this Proxy Statement as Appendix "A". The description of the Plan contained herein is qualified in its entirety by reference to Appendix "A".

VOTE REQUIRED FOR APPROVAL

  The proposal to approve the adoption of the Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting for its approval.

  THE BOARD OF DIRECTORS OF CBI RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN.

GENERAL

  Awards under the Plan may be granted in the form of Incentive Stock Options, Nonqualified Stock Options, or Stock Appreciation Rights ("SARs").

  The Plan will be administered by those members of the Executive Committee of the Board of Directors of CBI (the "Committee") who are not eligible to receive awards under the Plan and who are deemed to be disinterested. Subject to the provisions of the Plan, the Committee has complete discretion to determine the time or times, if any, when awards will be granted under the Plan, the number of shares to be awarded, the eligible employees to whom awards will be granted, the number of shares to be awarded to each eligible employee, whether an award will be a nonqualified stock option, an incentive stock option, or an SAR, or any other provisions relating to the granting of awards.

  Under the Plan, the Committee may grant awards up to an aggregate of 1,000,000 shares of CBI common stock, subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations, and other changes in the corporate structure of CBI. The Committee determines from time to time whether shares to be delivered upon the exercise of an option or SAR will consist of authorized but unissued shares or shares held in treasury. Shares subject to options which expire without being exercised will continue to be available under the Plan.

  Awards shall be granted under the Plan to persons whom the Committee determines to be "key employees" of CBI or any of its affiliates. Under the Plan, a "key employee" is defined to mean an employee of CBI or any of its affiliates including officers (whether or not they are also directors) who in the discretion of the Committee render services which contribute to the success of CBI.

OPTIONS

  In general, the option price per share for an option issued pursuant to the Plan shall not be less than the fair market value per share on the date the option is granted. During the time that CBI common stock is listed on the American Stock Exchange ("AMEX"), the fair market value per share shall be the closing price of the stock on the date of the grant. When an option is exercised, the option price may be paid in cash, by tendering other shares of CBI common stock having a fair market value as of the date of exercise equal to the total purchase price, or by combination of these methods, or by any other means established by the Committee.

  The Committee shall determine the date on which an option shall expire provided, however, that options shall terminate not later than ten (10) years after the date of the grant.

  Options granted under the Plan may be either incentive stock options or non-qualified stock options. The federal income tax consequences to a participant and CBI will differ depending upon whether an option is an incentive stock option or a non-qualified stock option.

  A participant who is granted an incentive stock option will not recognize any compensation income, upon either the grant or the exercise of an option. An incentive stock option is subject to a holding period, defined in the Internal Revenue Code of 1986, as amended (the "Code"), as the later of two
(2) years from the date of the grant of the option or one (1) year from the date the stock is transferred to the participant upon exercise of the option. If a participant disposes of stock acquired pursuant to an incentive stock option after expiration of the holding period, the participant must recognize as capital gains income the difference between the option price paid and the amount received upon disposition of the stock. If a participant disposes of the stock prior to the expiration of the holding period, the participant must recognize as compensation income the difference between the option price paid and the fair market value of the stock at the time of exercise. In the event of such a disqualifying disposition, CBI may deduct an amount equal to such difference as compensation expense.

  A participant who receives a non-qualified stock option generally must recognize compensation income upon exercise of the option in an amount equal to the difference between the option price paid and the fair market value of the stock received upon exercise. Such amount may be deducted from income by CBI. When the participant subsequently sells or disposes of the stock, the participant will recognize as capital gains income the difference between the fair market value of the stock at the time of exercise and the amount received upon disposition.

SARS

  SAR's shall be granted for a period of not less than one (1) year nor more than ten (10) years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant, subject to the following:

    (i) SAR's shall not be exercisable, in whole or in part, during the six
  (6) month period starting with the date of grant;

    (ii) SAR's will be exercisable only during a participant's employment by CBI or a subsidiary, except that in the discretion of the Committee, a SAR may be made exercisable for up to three (3) months after the participant's employment is terminated for any reason, including retirement, other than death or disability. In the event that a Participant dies or becomes disabled without having fully exercised his SAR's, the Participant or his successor shall have the right to exercise the SAR's during their term within a period of six (6) months after the date of such termination due to death or disability to the extent that the right was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee. The Committee in its sole discretion may reserve the right to accelerate previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

    (iii) The Committee will establish such additional terms and conditions, without limiting the foregoing, as it determines to be necessary or desirable to avoid "insider trading" liability in connection with an SAR under Section 16(b) of the Securities and Exchange Act of 1934.

  Upon exercise of an SAR, payment shall be made in the form of CBI common stock at its Fair Market Value on the date of exercise, in cash, or in a combination thereof, as the Committee, in its sole discretion, shall determine.

  The Board of Directors of CBI may terminate the Plan or amend it in any way; provided, however, that the Board may not, without the consent of the shareholders of CBI, make any amendment which increases the maximum number of shares as to which options may be granted under the Plan, changes the class of eligible employees, materially increases the benefits accruing to an employee under the Plan, or otherwise requires the approval of the shareholders to maintain certain exceptions under the Securities Exchange Act of 1934. Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no options shall be granted after, the tenth (10) anniversary of the effective date of the Plan. The Plan shall become effective on the date on which it was adopted by the Board of Directors, provided that the Plan is approved by the shareholders of CBI within one (1) year thereafter.

                        RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors has selected the firm of Coopers & Lybrand LLP, Harrisburg, Pennsylvania, as independent certified public accountants to audit the books, records and accounts of CBI and its subsidiaries for 1998. This firm audited CBI for 1997, has no material relationship with CBI or its subsidiaries and is considered to be well qualified. A representative of the firm is expected to be at the Annual Meeting of Shareholders. If the shareholders do not ratify the selection of this firm, the selection of another firm of independent certified public accountants will be considered by the Board of Directors.

                                OTHER BUSINESS

  To transact any other matters connected with and incidental to the election of directors that may properly come before the Annual Meeting of Shareholders.

  Management, at present, knows of no other business except those items explained herein that may require the vote of the shareholders to be presented by or on behalf of CBI or its management at the meeting.

                            FORM 10-K ANNUAL REPORT

  SECURITIES AND EXCHANGE COMMISSION FORM 10-K ANNUAL REPORT IS AVAILABLE FREE OF CHARGE. IF YOU DESIRE A COPY OF THIS REPORT, FORWARD YOUR REQUEST TO:

    TERRY L. BURROWS, EVP/CFO
    COMMUNITY BANKS, INC.
    P.O. BOX 350
    MILLERSBURG, PENNSYLVANIA 17061

                                RETURN OF PROXY

  YOU ARE URGED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND

  THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Patricia E. Hoch
                                          PATRICIA E. HOCH
                                          Secretary
Millersburg, Pennsylvania
April 22, 1998

                                  APPENDIX A

                             COMMUNITY BANKS, INC.

                         1998 LONG-TERM INCENTIVE PLAN

1. PURPOSE.

  The purpose of the Community Banks, Inc. Long-Term Incentive Plan (the "Plan") is to attract, retain and motivate highly qualified employees for Community Banks, Inc. ("CBI") and its subsidiaries by making provision for the payment of supplemental compensation ("Awards") to key employees for services which substantially contribute to the success of CBI and its subsidiaries. The Plan is designed to provide incentives to those employees who are in a position to contribute to the long-term growth and profitability of CBI and its subsidiaries. The Plan will also make CBI's compensation program more competitive with those of other bank holding companies and banks. CBI will benefit from the added interest which employees will have in the success of CBI and its subsidiaries as a result of their proprietary interest in CBI.

2. ADMINISTRATION OF THE PLAN.

  (a) The Plan shall be administered by a committee (the "Committee") composed of not less than three (3) or more than six (6) members of CBI's Board of Directors (which Committee may, but need not be, the Executive and Compensation Committee). No director who is an employee of CBI or any subsidiary shall serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. All members of the Committee must be ineligible (and must have been ineligible for a one (1) year period prior to appointment to the Committee) to receive an Award under the Plan or any other similar plan of CBI.

  (b) Subject to the express provisions of the Plan and to such orders or resolutions not inconsistent with the provisions of the Plan as may be issued or adopted from time to time by the Board, the Committee shall have full power and authority, in its discretion, to grant Awards hereunder, to determine to whom and the time when Awards will be granted, to designate Awards as Incentive Stock Options, Nonqualified Stock Options (Incentive Stock Options and Nonstatutory Stock Options are collectively referred to as "Options"), or Stock Appreciation Rights (hereinafter referred to as "SAR's"), to determine the purchase price of Community common stock ("Stock") covered by each Option and the term of each Option, to determine the terms and provisions of the Option agreements and SAR agreements (which need not be identical) entered into in connection with awards under the Plan, to interpret the Plan, to supervise the administration of the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations and take any other action deemed necessary or desirable to the proper operation or administration of the Plan.

  (c) Any determination, decision, or action of the Committee provided for in the Plan may be made or taken by action of a majority of the members of the Committee, and shall be final and binding on all persons (including plan participants, CBI, subsidiaries of CBI, any stockholder of CBI, any employee of CBI, or any subsidiary of CBI). No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

  (d) Neither the Committee, the Board of Directors, CBI, nor any officer or employee of CBI or any subsidiary of CBI shall have any duty to advise Plan participants of any rules, interpretations or determinations by the Committee, and each participant shall be bound by such rules, interpretations or determinations upon communication thereof to such participant effective as of such date (prior to, subsequent to or concurrent with such communication) that each such rule, interpretation or determination shall have been intended to be effective by the Committee.

3. STOCK SUBJECT TO THE PLAN, SCOPE, AND DURATION.

  (a) Awards under the Plan may be granted in the form of Incentive Stock Options ("ISO's"), in conformity with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), in the form of Nonqualified Stock Options ("NQSO's"), or in the form of Stock Appreciation Rights ("SAR's").

  (b) The total number of shares of Stock as to which Options or SAR's may be granted under this Plan during the period ending May 30, 2008, shall be 1,000,000 shares. Issuance of Stock upon exercise of an Option shall reduce the total number of shares of Stock available under the Plan. There shall not be counted against this total any shares of Stock covered by an Option that has lapsed unexercised or which has been forfeited as hereinafter provided.

  (c) Shares of Stock as to which Options under the Plan may be granted may be made available by CBI from authorized but unissued Stock or from Stock reacquired by CBI (including Stock purchased in the open market).

  (d) The Plan shall terminate on May 31, 2008.

4. ELIGIBLE EMPLOYEES.

  The persons who shall be eligible to receive Awards under this Plan shall be such key executive employees (including officers and directors who are employees) of CBI or any of its wholly-owned subsidiaries, without limitation as to length of service, who are from time to time serving in a managerial, administrative, or professional position and who are recommended to, and authorized by, the Committee for Awards under the Plan.

5. GRANTING AWARDS.

  (a) The Committee, subject to the limitations of this Plan, shall select from eligible employees those persons to be granted Awards ("Participants") and shall determine the time when each Award shall be granted, the number of shares of Stock to be subject to an Award, and the terms and conditions consistent with this Plan, upon which Awards are to be made. The Committee shall make Awards to the key employees so selected for the number of Options or SAR's and upon the terms and conditions so determined. No Options, SAR's, or Stock shall be issued or distributed under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Options, SAR's, and/or Stock have been complied with to the satisfaction of the Committee and CBI. Awards may be made at any time, from time to time, after such consultation with and consideration of the recommendations of management as the Committee deems desirable.

  (b) No Awards shall be granted under this Plan after its termination on May 31, 2008, but Awards granted prior to such termination date may extend beyond the date, and the terms of the Plan shall continue to apply to such Awards.

6. TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

  (a) General. Options may be made from time to time in the form of ISO's and NQSO's. Each Option, whether an ISO or NQSO, shall be subject to all of the terms and conditions provided in this Section, all other applicable terms and conditions in the Plan, and such other terms and conditions ("Discretionary Conditions") as may be specified by the Committee with respect to the Option and the Stock covered thereby at the time of the making of the Award or as may be specified thereafter by the Committee in the exercise of its powers under the Plan. Without limiting the foregoing, it is understood that the Committee may, at any time and from time to time after the granting of an Option under this Plan, specify such additional terms and conditions with respect to such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms and conditions for compliance with federal and state securities and tax laws. The terms and conditions with respect to any Option, or with respect to any Award to any Participant, need not be identical with the terms and conditions with respect to any other Option or any other Participant.

  (b) Option Agreement. Receipt of an Option shall be subject to execution of a written agreement (the "Option Agreement") between CBI and the Participant, in a form approved by the Committee, which shall set forth the number of Options awarded, the number of shares of Stock that may be purchased pursuant to such Options, the applicable Option Price (as defined herein) and such other terms and conditions provided in the Plan as may be deemed appropriate by the Committee, including, but not limited to, any Discretionary Conditions. The Option Agreement shall be subject to, and shall be deemed amended to include, such additional Discretionary Conditions as the Committee may thereafter specify in the exercise of its powers under this Plan. A fully executed original counterpart of the Agreement shall be provided to CBI and the Participant.

  (c) Fair Market Value of Stock. The Fair Market Value of a share of the CBI common stock shall mean the closing sales price of the Stock on the principal stock exchange on which the stock is traded on the day the Option is granted; or if no sale of the Stock has been made on any stock exchange on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred.

  (d) Payment of Option Price. The Option Price for the shares as to which an Option is exercised shall be paid to CBI in full on or within ten (10) days after the date of exercise. At the election of the Participant, such payment may be (i) in cash, (ii) in shares of Stock owned by the Participant prior to exercising the Option and having a Fair Market Value on date of payment equal to the Option Price for the shares of Stock being purchased and which satisfy such other requirements as may be imposed by the Committee, or (iii) partly in cash and partly in such shares of Stock. Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in the Code, may not be tendered in payment of the Option Price.

  (e) Right as a Stockholder. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, has paid in full the Option Price for such shares of Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Committee.

  (f) Listing and Registration of Shares. No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Committee shall determine in its discretion that the listing, registration, or qualifications of the shares of Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue of shares thereunder, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

  (g) Investment Purpose. Each Option under this Plan shall be granted on the condition that the purchases of shares of Stock hereunder shall be for investment purposes, and not with a view to resale or distribution. This condition shall not be applicable if the Stock subject to the Option is registered under the Securities Act of 1933, as amended, or if, in the opinion of counsel for CBI, a resale of such stock without registration is permitted under the Securities Act of 1933 and any other applicable law, regulation, or rule of any governmental agency.

  (h) Investment Representation. The Committee may require each person purchasing shares of Stock pursuant to the exercise of an Option to represent to and agree with CBI in writing that such shares are being acquired for investment and without a view to distribution thereof. The Certificates for shares of Stock so purchased may include any legend which the Committee deems appropriate to reflect any restriction or transfer. The Committee also may impose, in its discretion, as a condition of any Option, any restrictions on the transferability of shares of Stock acquired through the exercise of such Option as it may deem fit. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares of Stock acquired through the exercise of Options for such periods as the Committee may determine and, further, in the event a Participant's employment by CBI or a subsidiary terminates during the period in which such shares of Stock are nontransferable, the Participant may be required, if required by the related Option Agreement, to sell such Stock back to CBI at such price and on such other terms as the Committee may have specified in the Option Agreement.

7. INCENTIVE STOCK OPTIONS.

  In addition to the other terms and conditions set forth in this Plan, the following shall be applicable to all ISO's:

    (a) Option Price. The purchase price per share of Stock deliverable upon the exercise of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the day the Option is granted, but in no event less than the par value of such Stock.

    (b) Exercise Term. Each ISO agreement shall state the period or periods of time within which the ISO may be exercised by the participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not commence earlier than six (6) months after the date of the grant of the ISO nor end later than ten (10) years after the date of the grant of the ISO. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth herein, under such circumstances and upon such terms and conditions as it deems appropriate.

    (c) Notwithstanding anything herein to the contrary, no ISO shall be granted to any individual if at the time the ISO is to be granted the individual owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of CBI unless at the time such ISO is granted the ISO price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the ISO and such ISO's by its terms is not exercisable after the expiration of five (5) years from the date such ISO is granted. For purposes of the preceding sentence, the attribution rule of Stock ownership set forth in Section 425(d) of the Code shall apply.

    (d) Notice of Sale. A Participant shall give prompt notice to CBI of any disposition of shares of Stock acquired upon exercise of an ISO if such disposition occurs within either two (2) years after grant of the ISO or one (1) year after receipt of such Stock by the Participant.

    (e) Other Terms. Each ISO agreement shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such ISO as a tax-favored option within the meaning of Section 422 of the Code. Subject to the limitations of Paragraph 14, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of this Plan or any Awards or agreements thereunder for such purpose.

8. NONQUALIFIED STOCK OPTIONS.

  In addition to the other terms and conditions set forth in this Plan, the following shall be applicable to all NQSO's:

    (a) Option Price. The purchase price per share of Stock deliverable upon the exercise of a NQSO shall not be less than eighty percent (80%) of the Fair Market Value of the Stock on the day the NQSO is granted, as determined by the Committee, but in no event less than the par value of such Stock.

    (b) Exercise of Term. Each NQSO agreement shall state the period or periods of time within which the NQSO may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not commence earlier than six (6) months after the date of the grant of the NQSO nor end later than ten (10) years after the date of the grant of the NQSO. The Committee may impose a vesting schedule in conjunction with the grant of any NQSO.

9. STOCK APPRECIATION RIGHTS.

  Awards may be made from time to time in the form of SAR's. SAR's shall be evidenced by SAR agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

    (a) Award and Exercise. SAR's shall be granted for a period of not less than one (1) year nor more than ten (10) years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant, subject to the following:

      (i) SAR's shall not be exercisable, in whole or in part, during the six (6) month period starting with the date of grant;

      (ii) SAR's will be exercisable only during a Participant's employment by CBI or a subsidiary, except that in the discretion of the Committee, a SAR may be made exercisable for up to three (3) months after the Participant's employment is terminated for any reason, including retirement, other than death or disability. In the event that a Participant dies or becomes disabled without having fully exercised his SAR's, the Participant or his successor shall have the right to exercise the SAR's during their term within a period of six (6) months after the date of such termination due to death or disability to the extent that the right was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee. The Committee in its sole discretion may reserve the right to accelerate previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

      (iii) The Committee shall establish such additional terms and conditions, without limiting the foregoing, as it determines to be necessary or desirable to avoid "insider trading" liability in connection with an SAR under Section 16(b) of the Securities and Exchange Act of 1934.

    (b) Payment. Upon exercise of an SAR, payment shall be made in the form of Stock at Fair Market Value on the date of exercise, in cash, or in a combination thereof, as the Committee, in its sole discretion, shall determine.

    (c) Options. SAR's may be granted in connection with an Option, but shall not be granted in a manner or form which will result in the failure of any ISO to qualify for favorable tax treatment under Section 422A of the Code.

10. NONTRANSFERABILITY OF OPTIONS AND SAR'S.

  Options and SAR's granted under this Plan shall not be transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, Options, and SAR's may be exercised only by the Participant. Options and SAR's exercisable after the death of a Participant may be exercised by the legatees, personal representatives, or distributees of the Participant.

11. STOCK ADJUSTMENTS.

  (a) In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock of CBI or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to, or which may become subject to, an Award under this Plan, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards shall also be appropriately amended as to Option Price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or any shares into which such shares shall have been changed, or for which the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award theretofore granted or which may be granted under this Plan, such adjustments shall be made in accordance with such determination.

  (b) Fractional shares resulting from any adjustment in Awards pursuant to this Paragraph 13 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustments shall be given by CBI to each holder of an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan. The Committee may round down to the next whole number any shares of Stock resulting from any adjustment in Awards in order to eliminate fractional shares.

  (c) The Committee shall have the power, in the event of any merger or consolidation of CBI with or into any other corporation, or the merger or consolidation of any other corporation with or into CBI, or the sale of all or substantially all of the assets of CBI, or an offer to purchase made by a party other than CBI to all shareholders of CBI for all or any substantial portion of the outstanding Stock, to amend all outstanding Awards to permit the exercise of all such Awards prior to the effectiveness of any such merger, consolidation, or sale or the expiration of any such offer to purchase and to terminate such Awards as of such effectiveness or expiration.

  (d) In making the adjustments provided for by this Paragraph 11, consideration shall be given to applicable tax and securities laws in order to avoid a premature lapse or disqualifying disposition of an Option due solely to such adjustment.

12. WITHHOLDING TAXES.

  (a) Subject to the provisions of subparagraph (b), CBI may require that any Participant, as a condition of the exercise of an Option, other than an ISO, or SAR, pay or reimburse any taxes which CBI or a subsidiary is required to withhold in connection with the exercise of the Option or SAR.

  (b) A Participant may satisfy the withholding obligation described in subparagraph (a), in whole or in part, by electing to have CBI withhold shares of Stock (otherwise issuable upon the exercise of an Option) having a Fair Market Value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to the following restrictions:

    (i) it must be made prior to the date on which the amount of tax to be withheld is determined;

    (ii) it shall be irrevocable;

    (iii) it shall be subject to disapproval by the Committee; and

    (iv) it shall be ineffective if the effect of such election is to cause a violation of any regulation of the Securities and Exchange Commission.

13. EFFECTIVE DATE, TERMINATION, AND AMENDMENT OF THE PLAN.

  (a) This Plan shall become effective on June 1, 1998 provided that CBI's stockholders shall have adopted the Plan at the Company's 1998 Annual Meeting of Stockholders. Once effective, this Plan shall terminate on May 31, 2008.

  (b) The Board may, insofar as permitted by law, from time to time and at any time, with respect to any Stock at the time not subject to Awards, terminate, suspend, alter, amend or discontinue the Plan, in whole or in part, except that no such modification, alteration, amendment, or discontinuation shall, without the Participant's consent, impair the rights of any Participant under any Award granted to such Participant, except in accordance with the provisions of this Plan and/or the Agreement applicable to any such Award, and further, no modification, alteration, or amendment shall, without the approval by the holders of a majority of the then outstanding voting stock of CBI represented and entitled to vote at a stockholders' meeting:

    (i) increase the total number of shares of Stock reserved for the purpose of the Plan;

    (ii) decrease the Option Price of any ISO to less than one hundred percent (100%) of Fair Market Value on the date of grant of any ISO;

    (iii) decrease the Option Price of any NQSO to less than eighty percent (80%) of Fair Market Value on the date of grant of any NQSO; and

    (iv) materially increase the benefits occurring to Participants under this Plan.

14. MISCELLANEOUS.

  (a) No Rights to Continued Employment or Award. This Plan does not, directly or indirectly, create any rights in any employee or class of employees to receive any Awards under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by CBI or a subsidiary, and it shall not be deemed to interfere in any way with the right of CBI or any subsidiary to terminate or otherwise modify an employee's employment at any time.

  (b) Failure to Comply with Terms and Conditions. Notwithstanding any other provision of this Plan, no payment or delivery with respect to any Award shall be made, and all rights of the Participant who receives such Award (or his designated beneficiary or legal representative) to such payment or delivery under this Plan shall be forfeited, at the discretion of the Committee, if, prior to the time of such payment or delivery, the Participant breaches any restriction or any of the terms, restrictions and/or conditions of this Plan and/or any agreement with respect to such Award.

  (c) Parties in Interest. The provisions of this Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate, executors, administrators or trustees thereof, heirs and legatees and any receiver of such estate.

  (d) Indemnification. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee, nor for any mistake or judgment made in good faith, and CBI shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of CBI to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith. This provision shall in no way limit the right to indemnification, or affect the lack of personal liability to which an employee, officer, or director is entitled under CBI's Bylaws or under applicable law.

  (d) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (on a form supplied by the Committee) to exercise his Awards in the event of his death, and may change such designation from time to time and at any time prior to the death of such Participant.

  (e) Governing Law. All questions pertaining to construction, validity and effect of the provisions of this Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

                                     PROXY

                             COMMUNITY BANKS, INC.
                                 P. O. Box 350
                             Millersburg, PA  17061
                           Telephone:  (717) 692-4781

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF COMMUNITY BANKS, INC.

The undersigned hereby appoints Christopher Barr, Thomas Bischoff, and Kathy Mull, as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of Common Stock of Community Banks, Inc. ("CBI") held on record by the undersigned on April 15, 1998 at the Annual Meeting of Shareholders to be held on May 26, 1998 or any adjournments thereof.

1.   ELECTION OF DIRECTORS:
     For all Nominees Listed Below    [_]     Withhold Authority    [_]
     (except as indicated below)

                                    CLASS C

                               Kenneth L. Deibler
                                 Allen Shaffer
                                 Ernest L. Lowe
                                Earl L. Mummert

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

               -------------------------------------------------

2. APPROVAL OF ACCOUNTANTS. TO APPROVE THE SELECTION OF COOPERS & LYBRAND, LLP, CERTIFIED PUBLIC ACCOUNTANTS, HARRISBURG, PENNSYLVANIA, AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR CBI FOR THE YEAR ENDING 1998.

                      FOR____    AGAINST____  ABSTAIN____


3. 1998 LONG-TERM INCENTIVE PLAN. TO APPROVE THE 1998 LONG-TERM INCENTIVE PLAN ADOPTED BY THE BOARD OF DIRECTORS AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                      FOR____    AGAINST____  ABSTAIN____

4. OTHER BUSINESS: Take action on other business which may properly come before the meeting.

                      FOR____    AGAINST____  ABSTAIN____

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF EACH CLASS C DIRECTOR, IN FAVOR OF THE APPROVAL OF COOPERS & LYBRAND, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND THE 1998 LONG-TERM INCENTIVE PLAN, AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Dated the     day of               , 1998.
                                                                          (SEAL)
                                              ----------------------------
                                                        Signature


                                                                          (SEAL)
                                              ----------------------------
                                                        Signature

                                             Please date and sign exactly as
                                             your name appears hereon. When
                                             signing as an Attorney, Executor,
                                             Administrator, Trustee or Guardian,
                                             please give full title. If more
                                             than one Trustee, all must sign.
                                             All joint owners must sign.